SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                 CHRONIMED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                [LOGO] CHRONIMED

                             10900 RED CIRCLE DRIVE
                           MINNETONKA, MINNESOTA 55343

                              --------------------


To Our Shareholders:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders, which will be at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota on Wednesday, November 18, 1998, at 3:30 p.m. Central Standard Time.

At the Annual Meeting, shareholders will elect directors of the Company and transact such other items of business as are listed in the Notice of Annual Meeting and more fully described in the Proxy Statement. The Board of Directors and Management hope that you will be able to attend the meeting in person.

The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                         Sincerely yours,




                                         Maurice R. Taylor, II
                                         CHAIRMAN OF THE BOARD OF DIRECTORS
                                         AND CHIEF EXECUTIVE OFFICER

October 9, 1998

                                 CHRONIMED INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 18, 1998


TO THE SHAREHOLDERS OF CHRONIMED INC.:

         Notice is hereby given to the holders of common shares of Chronimed Inc. that the Annual Meeting of Shareholders of the Company will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Wednesday, November 18, 1998, at 3:30 p.m. Central Standard Time, or at any adjournments thereof, to consider and act upon the following matters:

         1.       To elect two directors to serve for terms of three years.

         2.       To approve the Chronimed Inc. 1999 Stock Option Plan.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 5, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE.

                              BY ORDER OF THE BOARD OF DIRECTORS




                              Norman A. Cocke
                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

October 9, 1998

                                 CHRONIMED INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 18, 1998

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------


                                     GENERAL

         The Annual Meeting of Shareholders of Chronimed Inc. ("Company") will be held on Wednesday, November 18, 1998, at 3:30 p.m., Central Standard Time, at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement, accompanying form of proxy, and Chronimed Inc. annual report are first being mailed to shareholders on or about October 9, 1998.

         The only matters the Board of Directors knows will be presented are those stated in Items 1, 2, 3 and 4 of the notice. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ITEMS 1, 2, 3 AND 4. Should any other matter properly come before the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Such solicitation is being made by mail and may also be made by directors, officers, and regular employees of the Company personally or by telephone. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying the Company in writing or by appearing in person at the meeting. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of the Board of Directors' nominees named in this Proxy Statement for the respective terms described in this Proxy Statement, (ii) FOR approval of the Chronimed Inc. 1999 Stock Option Plan, (iii) FOR ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year, and (iv) in the Proxy's discretion on such other business as may come before the Annual Meeting. So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting.

         Each shareholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the shareholder. Only shareholders of record at the close of business on October 5, 1998, will be entitled to vote at the meeting. Common Stock, $.01 par value per share, of which there were 12,107,382 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each share is entitled to cast one vote on each proposal before the meeting.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any particular matter submitted to the shareholders for a vote. If a broker indicates on the form of proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that particular matter.

         All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.


                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         As approved by the shareholders at the December 3, 1997 Annual Meeting, the Company amended its Articles of Incorporation and Bylaws to divide the Board of Directors into classes to allow for staggered terms of office, with one class of directors elected each year and each director serving for a term of three years. Upon their initial election at last year's Annual Meeting, the Class I directors were to hold office for a term expiring at the November 18, 1998 Annual Meeting of shareholders. Similarly, the Class II directors will hold office for a term expiring at the 1999 Annual Meeting of shareholders, and the Class III directors will hold office for a term expiring at the 2000 Annual Meeting of shareholders.

         Commencing with the November 18, 1998 Annual Meeting of shareholders, the shareholders will elect only one class of directors each year, with each director so elected to hold office for a term expiring at the third annual meeting of shareholders following their election. This same procedure will be repeated each year, with the result that approximately one-third of the whole Board of Directors will be elected each year.

         Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the two nominees named below, unless one or more of such nominees should become unavailable for service by reason of death or other unexpected occurrence, in which event such shares may be voted for the election of such substitute nominee as the Board of Directors may propose. The affirmative vote of the holders of a majority of the shares of Common Stock, present or represented at the meeting and entitled to vote on Proposal 1, is required to approve Proposal 1. For this purpose, a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

                              NOMINEES FOR DIRECTOR


                                CLASS I DIRECTORS
                                (THREE YEAR TERM)

                                 John H. Flittie
                                Travers H. Wills

         Set forth below is information regarding the two nominees and the existing directors not currently up for election, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof. The following table also sets forth the Common Stock ownership of each of the Company's directors. Unless otherwise indicated, all persons have sole or joint with spouse voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Nominees may be contacted at the headquarters of the Company.

                                                                                        NUMBER OF
                                                                                    SHARES OF COMMON
                                                                                       STOCK OWNED
         NAME AND                                                                   BENEFICIALLY AS OF    PERCENT OF
POSITIONS WITH THE COMPANY       AGE    PRINCIPAL OCCUPATION                        SEPT. 30, 1998(1)       CLASS
--------------------------       ---    --------------------                        -----------------       -----
NOMINEES FOR DIRECTOR (Class I Directors - Three Year Term ending at the 2001
Annual Meeting of shareholders)

John H. Flittie                  62    Mr. Flittie was appointed as a director               800              *
DIRECTOR                               in August 1998.  He is President, Chief
                                       Operating Officer, and a director of
                                       ReliaStar Financial Corporation, a
                                       financial services holding company.  He
                                       joined ReliaStar (then Northwestern
                                       National Life) in 1985 as Senior Vice
                                       President and Chief Financial Officer.
                                       Mr. Flittie is a Fellow of the Society of
                                       Actuaries and on the Advisory Board of
                                       the College of Business Administration at
                                       Drake University.

Travers H. Wills                 55    Mr. Wills was appointed as a director in            1,000              *
DIRECTOR                               August 1998.  He most recently served as
                                       Chief Operating Officer and Executive
                                       Vice President of United HealthCare
                                       Corporation, retiring July 1998.  He
                                       joined United HealthCare Corporation in
                                       1992 as Senior Vice President of
                                       Specialty Operations.  Prior to 1992, Mr.
                                       Wills served in various executive
                                       positions at CIGNA.


EXISTING DIRECTORS (Not Currently up for Election)

Maurice R. Taylor, II (3)        52    Mr. Taylor, a co-founder of the Company,          613,132            4.8%
CHAIRMAN OF THE BOARD OF               has served since 1985 as Chief Executive
DIRECTORS AND CHIEF                    Officer and a director of the Company and
EXECUTIVE OFFICER                      since June 1994 as Chairman.  He served
                                       as President from 1985 through April
                                       1997, until the hiring of Dr.
                                       Blissenbach.  Prior to Chronimed, Mr.
                                       Taylor held various management positions
                                       in companies whose principal activities
                                       were manufacturing, distribution and
                                       international trade.  Mr. Taylor is a
                                       director of Orphan Medical, Inc., a
                                       publicly-held pharmaceutical development
                                       company and formerly a division of the
                                       Company.  Mr. Taylor is Chairman of
                                       Linguistic Technologies, Inc., a
                                       privately-held company specializing in
                                       the application

                                                                                        NUMBER OF
                                                                                    SHARES OF COMMON
                                                                                       STOCK OWNED
         NAME AND                                                                   BENEFICIALLY AS OF    PERCENT OF
POSITIONS WITH THE COMPANY       AGE    PRINCIPAL OCCUPATION                        SEPT. 30, 1998(1)       CLASS
--------------------------       ---    --------------------                        -----------------       -----
                                       and integration of speech recognition
                                       technology into the healthcare market.
                                       He is Chairman of the Whittier Institute
                                       for Diabetes, a non-profit organization
                                       dedicated to research, education and
                                       patient care in the field of diabetes.
                                       He is also a director of the Minnesota
                                       Zoological Garden, a public-private
                                       partnership established by the Minnesota
                                       legislature.

Henry F. Blissenbach,            56    Dr. Blissenbach has served as President            83,091              *
Pharm.D (2)                            and Chief Operating Officer of the
DIRECTOR, PRESIDENT AND                Company since May 1997.  He became a
CHIEF OPERATING OFFICER                director of the Company in September
                                       1995.  From 1992 to 1997, he served as
                                       President of Diversified Pharmaceutical
                                       Services, Inc. (DPS), a United HealthCare
                                       subsidiary until 1994, then a subsidiary
                                       of SmithKline Beecham Corp.  DPS is a
                                       pharmacy benefit management firm.  Dr.
                                       Blissenbach also serves as a director of
                                       Ligand Pharmaceuticals Inc., a
                                       privately-held biomedical development
                                       company.

John Howell Bullion (3)          46    Mr. Bullion is a co-founder of the                229,125            1.8%
DIRECTOR                               Company and has served as a director
                                       since 1985.  He has been Chief Executive
                                       Officer and a director of Orphan Medical,
                                       Inc., a publicly-held pharmaceutical
                                       development company, since its formation
                                       in June 1994.  Since September 1993, Mr.
                                       Bullion has also served as President of
                                       Bluestem Partners, Ltd., which invests in
                                       and provides management services to
                                       developing businesses.

Charles V. Owens, Jr. (2)        71    Mr. Owens has served as a director of              52,185              *
DIRECTOR                               the Company since 1991.  Since 1988, Mr.
                                       Owens has served as a consultant to
                                       several medical device and diagnostic
                                       firms in the United States and Japan.
                                       From 1985 to 1988, he was Chief Executive
                                       Officer of Genesis Labs, Inc., (which
                                       included DiaScreen

                                                                                        NUMBER OF
                                                                                    SHARES OF COMMON
                                                                                       STOCK OWNED
         NAME AND                                                                   BENEFICIALLY AS OF    PERCENT OF
POSITIONS WITH THE COMPANY       AGE    PRINCIPAL OCCUPATION                        SEPT. 30, 1998(1)       CLASS
--------------------------       ---    --------------------                        -----------------       -----
                                       Corporation as a subsidiary) a
                                       diagnostics manufacturing company.
                                       Before his employment with Genesis Labs,
                                       Inc., Mr. Owens was an executive officer
                                       with various medical device companies,
                                       including Miles Laboratories, Inc. Mr.
                                       Owens is a past director of St. Jude
                                       Medical, Inc., a medical device company,
                                       and was a director of Genesis Labs,
                                       Inc., from which the Company acquired
                                       the assets of DiaScreen Corporation in
                                       March 1998.

-----------------
*Less than 1%

(1) Includes the following options exercisable within 60 days to acquire shares of Common Stock: Mr. Taylor, 234,000; Dr. Blissenbach, 80,800; Mr. Bullion, 76,000; and Mr. Owens, 16,000.
(2) Class II Directors - will be up for shareholder election at the 1999 Annual Meeting of shareholders.
(3) Class III Directors - will be up for shareholder election at the 2000 Annual Meeting of shareholders.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Messrs. Bullion, Owens and Flittie (starting August 1998) are the current members of the Audit Committee of the Board of Directors. During fiscal 1998, the Committee met five times. The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial control practices of the Company. The Committee has general responsibility for review with management of the financial controls, accounting, and audit and reporting activities of the Company. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees, and results of their audit, and reviews their management comment letters.

         Messrs. Owens, Flittie (starting August 1998) and Wills (starting August 1998) are the current members of the Compensation Committee, which oversees compensation for directors, officers and key employees of the Company. During fiscal 1998, the Compensation Committee met five times.

         During fiscal 1998, the Board of Directors met ten times, including three telephone board meetings. Each director attended 75% or more of the meetings of the Board of Directors and its committees on which he served during the times of his appointment. The Board of Directors does not have a standing nominating committee.

DIRECTOR COMPENSATION

         For fiscal 1998, directors who were not employees of the Company received an annual retainer of $20,000 plus fees of $1,000 for each board meeting attended in person; $500 for each telephone board meeting attended; and $500 for each committee meeting attended whether in person or by telephone. Committee chairmen received an additional $200 per meeting. In fiscal 1998, directors were also reimbursed for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

         Pursuant to the Company's 1994 Stock Option Plan for Directors, each non-employee director automatically receives an option to purchase 30,000 shares on the date of the director's initial election to the Board of Directors. Each option has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The option vests on the seventh anniversary of the date of grant unless vesting is accelerated. The option will vest as to 5,000 shares if the Company's share price becomes 20 percent greater than the exercise price on or before the third anniversary of the grant. The option will vest as to an additional 10,000 shares if the price per share becomes 60 percent greater than the exercise price on or before the fourth anniversary of the grant. The option will vest as to the final 15,000 shares if the price per share becomes 100 percent greater than the exercise price on or before the fifth anniversary of the grant. Acceleration requires the maintenance of share-price benchmarks for at least five trading days during any consecutive 30-day period. Further, these options may become immediately exercisable upon certain change-in-control events as described in the Company's 1994 Stock Option Plan for Directors. The options expire ten years after date of grant.

         In addition to the above, at the beginning of each fiscal year, each non-employee director receives an option to purchase 5,000 shares pursuant to the existing available Stock Option Plan. The option vests on the seventh anniversary of the date of grant unless vesting is accelerated. This accelerated vesting is similar to the vesting schedule noted above for the initial option to purchase 30,000 shares. The options expire ten years after date of grant.

         Based on the above-noted terms and the price of the Company's Common Stock during fiscal 1998, the following is a chart reflecting non-employee director option grants and related vesting as of September 30, 1998:

                             Option Grant    Exercise Price    # Options     # Options
Name                             Date          ($/Share)       Granted (1)     Vested
----                             ----          ---------       -----------     ------
John Howell Bullion            10/25/93          9.333           60,000         60,000
                                9/29/94         12.500           30,000         15,000
                               11/13/96         14.625            5,000              0
                                12/3/97         11.750            5,000          1,000

Donnell D. Etzwiler (2)        10/13/92          3.083           30,000         30,000
                                9/29/94         12.500           30,000         15,000
                               11/13/96         14.625            5,000              0
                                12/3/97         11.750            5,000          1,000

Charles V. Owens, Jr.           9/29/94         12.500           30,000         15,000
                               11/13/96         14.625            5,000              0
                                12/3/97         11.750            5,000          1,000

Lawrence C. Weaver (3)         10/13/92          3.083           30,000         30,000
                                9/29/94         12.500           30,000         15,000
                               11/13/96         14.625            5,000              0
                                12/3/97         11.750            5,000          1,000

Travers H. Wills                8/11/98         11.250           30,000              0

John H. Flittie                 8/11/98         11.250           30,000              0


(1) All non-qualified options are transferable by each director to his immediate family members and family trusts.
(2)  Dr. Etzwiler will resign as a director in October 1998.
(3)  Dr. Weaver resigned as a director in August 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors of the Company consists of three non-employee directors. Mr. Owens is the committee chair, and Drs. Weaver and Etzwiler were the other members until August, 1998 and October 1998, respectively. In August, 1998, Mr. Flittie and Mr. Wills became members of the Compensation Committee, replacing Drs. Weaver and Etzwiler. Mr. Owens and Dr. Weaver also served as a stock option subcommittee of the Board until August, 1998, at which time Mr. Wills replaced Dr. Weaver.

         Mr. Taylor and Mr. Bullion, in addition to being directors of the Company, are also directors of Orphan Medical, Inc. (OMI). However, Mr. Taylor has resigned as a director of OMI effective October 10, 1998. The Company incorporated OMI in June 1994 to engage in the development of pharmaceutical products. The Company subsequently declared a dividend of all of the OMI Common Stock to Company shareholders. Mr. Taylor serves on the Compensation Committee of the Board of OMI. Mr. Taylor and Mr. Bullion are the Chief Executive Officers of the Company and OMI, respectively. William B. Adams, Chair of OMI, was Chair of the Company from 1985 to June 1994. See "Certain Transactions" for a description of continuing business arrangements between the Company and OMI.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         COMPENSATION COMMITTEE CHARTER. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of directors, officers, and key employees of the Company. The Committee's policy is to insure that compensation programs contribute directly to the success of the Company, including enhanced share value. The Company's Compensation Committee comprises three outside directors.

         EXECUTIVE COMPENSATION POLICIES AND PROGRAMS. The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder investment by achieving strategic Company goals. There are three basic components to the Company's executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of Company and individual performance, compensation levels at comparable companies, equity among employees, and cost effectiveness. In addition, employees are eligible to participate in the Company's 401(k) plan and certain insurance plans. With the exception of Maurice R. Taylor, II, Chairman of the Board of Directors and Chief Executive Officer of the Company, employees are also eligible to participate in the Company's Employee Stock Purchase Plan.

                  BASE PAY. Base pay is designed to be competitive as compared to salary levels for equivalent positions at comparable companies. An executive's actual salary within this competitive framework will depend on the individual's performance, responsibilities, experience, leadership, and potential future contribution. Base pay is determined in a way that allows a significant percentage of compensation to be earned through incentive programs. The more senior the executive, the larger the percentage of compensation payable through incentive programs.

                  ANNUAL INCENTIVE BONUS. In addition to base pay, each executive is eligible to receive an annual cash bonus based on a mix of the Company's and the executive's performance. Performance targets are intended to motivate the Company's executives by providing bonus payments for the achievement of specific financial goals within the Company's business plan. Bonuses were paid to all named executive officers with respect to fiscal 1998 performance.

                  LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION. The long-term, equity-based compensation program is tied directly to shareholder return. Long-term incentive compensation consists of stock options that generally do not fully vest until after five years and are exercisable only if an executive is then an employee of the Company. Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, an executive is rewarded only if Company shareholders receive the benefit of appreciation in the price of the Common Stock. Because long-term options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of periodic option grants is a function of the breadth of an executive's scope of accountability, recent performance as determined by the Committee, and other factors.

                  SAVINGS AND INVESTMENT PLAN; BENEFITS. The Company maintains a 401(k) Savings Plan ("Savings Plan"), which is funded by elective salary deferrals by employees. The Savings Plan covers executive officers and substantially all employees meeting minimum eligibility requirements. The Savings Plan requires that the Company match up to 40% of the first 5% of an employee's pay and provides for additional discretionary contributions by the Company. Through July 3, 1998, the Company had not made any additional discretionary contributions to the Savings Plan. In addition, the Company provides medical and other miscellaneous benefits to its officers, including a diagnostic services plan that provides significant coverage for annual physicals and a financial services plan that reimburses officers for various financial and tax services.

         ANNUAL REVIEWS. Each year the Committee reviews its executive compensation policies and programs and determines what changes, if any, are appropriate for the following year. In addition, the Committee reviews the performance of the Chief Executive Officer and, with the assistance of the Chief Executive Officer, the individual performance of the other executive officers. The Committee makes recommendations to the Board of Directors for final approval of all material compensation matters.

         CHIEF EXECUTIVE OFFICER. Pursuant to the terms of Mr. Taylor's three-year employment agreement with the Company, effective July 1, 1996, he received a base salary of $290,000 in fiscal 1997 and a base salary of $304,500 in fiscal 1998. He will receive a base salary of $325,800 in fiscal 1999. Base salaries were determined at the time of entering into the employment agreement, when the Committee considered compensation programs of comparable companies, Mr. Taylor's individual performance and salary history, and the Company's historical and planned performance. For fiscal 1998, Mr. Taylor earned a bonus of $123,000 in recognition of his and Chronimed's performance against criteria established by the Compensation Committee of the Board of Directors at the beginning of the year. In fiscal 1998, Mr. Taylor, along with all Chronimed officers, was not granted options to purchase Chronimed Common Stock due to the lack of options available in the existing stock option plans. Proposal 2 in this proxy statement, which requests shareholder approval of the 1999 Stock Option Plan, will make additional shares available for grants to executive officers and managers, which grants will take place in November 1998 assuming shareholder approval of Proposal 2. For Mr. Taylor's upcoming option grants in November 1998, the Compensation Committee intends to establish a vesting schedule based on the performance of Chronimed's stock price. This vesting approach will be similar to the 1994 Stock Option Plan for Directors, which is described on page four of this Proxy Statement. The granting of performance-based options is designed to encourage Mr. Taylor to enhance the future value of the Company and, hence, the price of the Common Stock and the investment of shareholders. Deferred vesting also creates an incentive for Mr. Taylor to remain with the Company.

         TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. The majority of the options available for grant under the Company's stock option plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1,000,000 limit on deductible compensation under Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

Members of the Compensation Committee:    Charles V. Owens, Jr., Chairman
                                          John H. Flittie
                                          Travers H. Wills

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid for the Company's fiscal year ended July 3, 1998, and for fiscal 1997 and 1996, where applicable, to the Company's Chairman of the Board of Directors and Chief Executive Officer, and the five other most highly paid executive officers (collectively, "named executive officers").

                                                                                Long-Term
                                                                           Compensation Awards
                                                                           -------------------
                                                      Annual Compensation       Securities          All
                                                     ----------------------     Underlying        Other(7)
Name and Principal Position            Fiscal Year   Salary($)  Bonus($)(1)    Options(#)(6)    Compensation
---------------------------            -----------   ---------  -----------    -------------    ------------
Maurice R. Taylor, II(2)                   1998      $304,500    $123,000              --          $4,000
CHAIRMAN OF THE BOARD AND                  1997       290,000      50,000         223,000           4,100
CHIEF EXECUTIVE OFFICER ............       1996       260,000     200,000          84,000           4,400

Henry F. Blissenbach(3)                    1998       200,000      65,000              --             500
PRESIDENT AND CHIEF OPERATING              1997        33,000          --         129,000              --
OFFICER ............................       1996            --          --              --              --

Norman A. Cocke                            1998       172,500      45,000              --           2,800
SENIOR VICE PRESIDENT, CHIEF               1997       164,300      32,000          62,700           4,100
FINANCIAL OFFICER AND SECRETARY ....       1996       155,500      90,000          25,000           3,500

Steven A. Crees                            1998       157,500      40,000              --           2,600
SENIOR VICE PRESIDENT ..............       1997       149,000      32,000          56,600           3,500
                                           1996       130,000     100,000          22,000           2,000

Patrick L. Taffe(4)                        1998       130,000      33,000              --           2,800
VICE PRESIDENT .....................       1997       112,800      20,500          60,000              --
                                           1996            --          --              --              --

Perry L. Anderson(5)                       1998       135,000      34,000              --           3,000
VICE PRESIDENT .....................       1997       110,000      15,000          51,725           2,100
                                           1996            --          --              --              --

-----------------------------
(1) Bonus amounts were earned for the fiscal year shown but paid in the next fiscal year.

(2) Mr. Taylor received no additional cash compensation for service as a director.

(3) Dr. Blissenbach was hired as President and Chief Operating Officer in May 1997. He was not a participant in the fiscal 1997 bonus plan. Prior to his hire date in May 1997, Dr. Blissenbach received $26,800 for his services as director in Fiscal 1997. In fiscal 1998 and going forward, Dr. Blissenbach will receive no additional cash compensation for service as a director.

(4)      Mr. Taffe was hired as Vice President in July 1996.

(5) Mr. Anderson was hired July 1996 and was promoted to Vice President in July 1997.

(6) Executive officers were not granted options in fiscal 1998 due to the lack of options available in the Company's existing stock option plans. Pending shareholder approval of the Company's 1999 Stock Option Plan, executive officers would be granted options in November 1998. Also, all non-qualified stock options are transferable by each officer to his immediate family members and family trusts.

(7) All other compensation consists of Company 401(k) contribution matches and long-term disability insurance paid on behalf of the officers (discontinued in fiscal 1997).

STOCK OPTIONS

         The following summarizes stock option grants and exercises during fiscal 1998 to or by the named executive officers and the value of all options held by the named executive officers at July 3, 1998.

                          OPTION GRANTS IN FISCAL 1998

         Executive officers were not granted options in fiscal 1998 due to the lack of options available in the Company's existing stock option plans. Pending shareholder approval of the Company's 1999 Stock Option Plan, executive officers would be granted options in November 1998.


                   AGGREGATED OPTION EXERCISES IN FISCAL 1998
                        AND OPTION VALUES AT JULY 3, 1998

                                                                  Number of
                                                                  Securities
                                                                  Underlying
                                                                 Unexercised    Value of Unexercised
                                                                  Options at   In-The-Money Options(1)
                                                                 July 3, 1998      at July 3, 1998
                                                               ---------------------------------------
                                     Shares
                                   Acquired on     Value         Exercisable/        Exercisable/
Name                               Exercise(#)   Realized($)   Unexercisable(#)    Unexercisable($)
----                               -------------------------------------------------------------------
Maurice R. Taylor, II ...........           0             0    229,800/327,200     170,263/626,113
Henry F. Blissenbach ............           0             0      80,800/83,200     294,625/316,000
Norman A. Cocke .................           0             0     101,131/85,360     129,877/207,125
Steven A. Crees .................           0             0      74,840/71,760     283,972/232,900
Patrick L. Taffe ................           0             0      12,000/48,000      40,000/160,000
Perry L. Anderson ...............           0             0      13,345/38,380      35,787/143,146


-----------------------------

(1) The value of unexercised in-the-money options was determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price per share and $12.5625, the closing price per share on July 3, 1998.

         The Company's stock option plans generally provide that upon the occurrence of certain "acceleration events," the options will become fully vested. An acceleration event occurs (i) when a person, or group of persons acting together, becomes the beneficial owner of 20 percent or more of the Company's outstanding shares; (ii) when a change in a majority of the Board occurs without the approval of at least 60% of the prior Board; or (iii) upon the approval by shareholders of a sale of all or substantially all the assets or of a liquidation or dissolution of the Company.

EMPLOYMENT AGREEMENTS

         The Company has an employment agreement with Maurice R. Taylor, II, Chronimed's Chairman and Chief Executive Officer, under which he received a base salary of $260,000 in fiscal 1996, $290,000 in fiscal 1997, and $304,500 in fiscal 1998. Base salary is based on corporation and employee performance prior to each year. For fiscal 1999, Mr. Taylor's salary has been set at $325,800. Mr. Taylor's employment agreement expires on June 30, 1999, and includes a non-competition provision for up to two years following termination of employment. Upon a termination without cause, Mr. Taylor is entitled to receive
(i) base salary payments for a period of twelve months after such termination at the rate in effect prior to such termination and (ii) a pro rata share of the bonus that would have been payable for the bonus period that includes the termination date and (iii) a pro rata share of other benefits as specified in the contract.

         The Company has an employment agreement with Henry F. Blissenbach, Chronimed's President and Chief Operating Officer, under which he received a base salary of $200,000 in fiscal 1998. Base salary is based on corporation and employee performance prior to each year. The agreement provides for a three-year term expiring April 30, 2000, with automatic one year renewals subject to termination provisions. Dr. Blissenbach's employment agreement includes a non-competition provision for one year following termination of employment. Upon a termination without cause, Dr. Blissenbach is entitled to receive (i) base salary payments for a period of twelve months after such termination at the rate in effect prior to such termination and (ii) the average of any incentive compensation paid or payable by the Company for the most recent two years plus
(iii) all unvested options held by Dr. Blissenbach shall immediately vest.

                          SHAREHOLDER RETURN COMPARISON

         Shown below is a line graph comparing the yearly dollar change in the cumulative total shareholder return on the Company's Common Stock as against the cumulative total return of the NASDAQ Total Return Index (U.S. Companies) and the NASDAQ Health Services Stock Index for the period June 30, 1993 through June 30, 1998. The graph and table assume the investment of $100 on June 30, 1993, in the Company's Common Stock, the NASDAQ Total Return Index, and the NASDAQ Health Services Stock Index. The cumulative return calculations were performed by CRSP.


                         COMPARISON OF CUMULATIVE RETURN


                               [PLOT POINTS CHART]


                                           June 30,   June 30,   June 30,   June 30,   June 28,   June 30,
                                             1993       1994       1995       1996       1997       1998
                                           ---------------------------------------------------------------
CHRONIMED(1) ............................   100.0      205.1      218.3      324.1      148.8      227.0
NASDAQ Total Return Index ...............   100.0      101.0      134.8      173.1      210.5      277.9
NASDAQ Health Services Stock Index ......   100.0      113.5      123.7      189.2      173.7      169.4


-----------------------------

(1) Share prices have been adjusted to reflect a three-for-two stock split in the form of a stock dividend effective as of February 21, 1994.

      OWNERSHIP OF CHRONIMED COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND
                               EXECUTIVE OFFICERS

         The following table shows information concerning each person who to the knowledge of the Company was the beneficial owner of more than 5% of the Company's Common Stock and the number of shares of Common Stock beneficially owned by the Company's named executive officers and directors and executive officers as a group, as of September 30, 1998. All persons have sole or joint with spouse voting and investment power with respect to all shares shown as beneficially owned by them.

                                               Amount and Nature       Percent
        Name of Beneficial Owner          of Beneficial Ownership(1)   of Class
        ------------------------          --------------------------   --------

Maurice R. Taylor, II ...................          613,132                4.8%

Henry F. Blissenbach ....................           83,091                *

Norman A. Cocke .........................          127,480                *

Steven A. Crees .........................          113,231                *

Patrick L. Taffe ........................            8,784                *

Perry L. Anderson .......................           14,978                *

All directors and executive officers
 as a group (11 persons) ................        1,366,156               10.7%

--------------------------

* Less than 1%

(1) Includes the following options exercisable within 60 days to acquire shares of Common Stock: Mr. Taylor, 234,000; Mr. Anderson, 13,345; Dr. Blissenbach, 80,800; Mr. Cocke, 102,271; Mr. Crees, 85,840; Mr. Taffe, 8,000; and all directors and executive officers as a group, 662,256.

                             SECTION 16(a) REPORTING

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1998, all
Section 16(a) filing requirements were met.

                              CERTAIN TRANSACTIONS

ORPHAN MEDICAL, INC.

         The Company incorporated Orphan Medical, Inc. (OMI) in July 1994 and on July 2, 1994, declared a dividend of all of the OMI Common Stock to Company shareholders (the "spin-off"). Directors of the Company John Howell Bullion and Dr. Lawrence C. Weaver (resigned as a director of the Company in August 1998) are also directors of OMI. Mr. Taylor has resigned as a director of OMI effective October 10, 1998. Mr. Taylor and Mr. Bullion are the Chief Executive Officers of the Company and OMI, respectively. The following is a brief summary of the material continuing arrangements between the Company and OMI.

Although the Company believes these arrangements with OMI are on commercially reasonable terms, they were not the product of arms-length negotiations.

         In June 1994, the Company initially retained the rights to market and distribute in the United States and its territories those products being developed by OMI at the time of the spin-off. The products under development are for "orphan" drug populations where the population in the United States expected to benefit from the drug is limited. Chronimed has determined that the products for which it had initial rights can be more effectively distributed by others. Accordingly, on June 27, 1997, Chronimed sold its rights to market and distribute orphan drugs back to OMI (see Related Party Transactions noted below). At that time, the Marketing and Distribution Agreement between Chronimed and OMI was terminated, along with certain other agreements that secured OMI's obligations under the marketing agreement.

         Under the marketing agreement, OMI had the right to designate one individual to hold a seat on the Company's Board of Directors, or alternatively, to have a representative present at all Company Board meetings. The Company had the right to designate two directors on OMI's Board or, alternatively, the right to have a representative attend all of OMI's Board meetings. With the termination of the marketing agreement effective June 27, 1997, these rights no longer exist. Going forward, Chronimed intends to have Mr. Bullion continue to serve on its Board.

RELATED PARTY TRANSACTIONS

         On April 9, 1997, the Company entered into a guarantee of indebtedness of Mr. Maurice R. Taylor, II, Chronimed's Chairman and Chief Executive Officer. Such indebtedness permits Mr. Taylor to continue to hold large amounts of Company stock. There was $699,900 of indebtedness under the guarantee as of August 31, 1998. The Company is charging Mr. Taylor an arm's-length fee for this guarantee and has obtained security from Mr. Taylor for this guarantee.

         On June 27, 1997, the Company entered into an agreement to sell its exclusive rights to market and distribute certain Orphan Medical, Inc. products back to Orphan Medical for cash, royalties, and Orphan Medical stock totaling $2.5 million. As of August 31, 1998, the Company has received $1.4 million in payments with the remaining balance of $1.1 million expected to be paid by June 1999.


                                   PROPOSAL 2:
                     APPROVAL OF THE 1999 STOCK OPTION PLAN

BACKGROUND AND PURPOSE

         Because of the limited number of shares remaining under the Company's current option plans for Company employees and consultants, the Board of Directors adopted on August 11, 1998, subject to shareholder approval, the 1999 Stock Option Plan ("1999 Plan"). The purpose of the 1999 Plan is to provide a means to attract and retain competent personnel and to provide to participating officers, directors, employees, consultants and advisors a long-term incentive for high levels of performance and for significant efforts to improve the financial performance of the Company and its subsidiaries. The Board believes that it is in the Company's and its shareholders' best interest to provide to such persons, through the granting of stock options, an opportunity to participate in the appreciation and value of the Common Stock of the Company. The 1999 Plan provides for the grant of either incentive or nonstatutory options. The following description of the primary features of the 1999 Plan is qualified in all respects by reference to the full text of the 1999 Plan.

ELIGIBILITY AND ADMINISTRATION

         Employees, consultants and advisors of the Company and its subsidiaries, including officers and directors, are eligible to receive options granted under the 1999 Plan. The 1999 Plan authorizes the granting of options to purchase up to 1,500,000 shares of Common Stock. The shares subject to the options will generally be made available from authorized but unissued shares.

         The 1999 Plan will be administered by the Board of Directors or a committee ("Committee") of the Board of Directors consisting of two or more directors, as selected by the Board. The Board may also authorize one or more officers or directors of the Company to administer the plan, acting as a secondary committee within guidelines established from time to time by the Board. The Committee has full authority to award options under the 1999 Plan, to establish the terms of the option agreements, and to take all other action deemed appropriate for administration of the Plan.

INCENTIVE AND NONSTATUTORY OPTIONS

         The 1999 Plan provides both for incentive stock options ("Incentive Options") specifically tailored to the provisions of the Internal Revenue Code ("Code") and for options not qualifying as Incentive Options ("Nonstatutory Options"). Options are designated as Incentive Options or Nonstatutory Options by the Committee when granted. The use of the term "option" means either Incentive Options and Nonstatutory Options.

         To obtain certain tax benefits, the 1999 Plan establishes special rules for Incentive Options, including the requirement that Incentive Options may be granted to an individual only for shares having a maximum aggregate fair market value not exceeding $100,000 (valued at the time of grant) for any year in which such shares first become available for purchase through the exercise of such Incentive Options. The option price per share for Incentive Options must not be less than the fair market value per share of the Common Stock on the date of grant.

         Some restrictions also apply to Nonstatutory Options granted under the 1999 Plan as a result of the application of tax rules limiting the deductibility of certain compensation paid to "named executive officers." These rules are discussed more fully below in the section entitled Federal Income Tax Consequences. No participant in the Plan may be granted options under the Plan in any fiscal year to purchase a number of shares of Common Stock in excess of 250,000 shares.

TERMS AND CONDITIONS OF OPTIONS

         Except as described above, the 1999 Plan generally does not specify the terms and conditions of options to be granted under the Plan. Historically, many options granted by the Company generally become exercisable in five cumulative annual installments of twenty percent of the total number of shares covered by the option and are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the 1999 Plan, as under the current option plans, no option may be exercised later than 10 years from the date of the grant. Payment for shares purchased upon the exercise of an option must be made in cash, in shares of outstanding Common Stock, or in a combination of cash and shares or other consideration acceptable to the Committee.

         Incentive Options granted under the 1999 Plan are nontransferable by the option holder, other than by will or the laws of descent and distribution. The Committee may, in its sole discretion and with the consent of the option holder, grant Nonstatutory Options under the 1999 Plan which are transferable to immediate family members, to a trust for the benefit of immediate family members or to a former spouse under a qualified domestic relations order. If an option holder's employment is terminated for cause, as defined in the 1999 Plan, any options shall terminate immediately. Unless otherwise determined by the Committee, if an option holder ceases to be employed or retained as a consultant or advisor by the Company for any other reason, except for death or disability, the option may be exercised, subject to the expiration date of the option, for three months after such termination, but only to the extent it was exercisable on the date of termination. If an option holder's employment or consulting relationship is terminated because of death or disability, the option may be exercised (subject to the expiration date of the option) for up to one year after such termination, but only to the extent it was exercisable on the date of death or disability.

MODIFICATION AND TERMINATION

         The 1999 Plan provides for adjustment in the number and class of shares subject to the 1999 Plan and to the option rights and the exercise prices of such option rights granted thereunder, in the event of stock dividends, stock splits, reverse stock splits, recapitalization, reorganization, certain mergers, consolidation, acquisition, or other changes in the capital structure of the Company.

         The 1999 Plan will terminate on August 11, 2008. In addition, the Board of Directors may, at any time, terminate the 1999 Plan or amend it except with respect to certain matters for which shareholder approval is required under the Code or Securities and Exchange Commission rules applicable to the 1999 Plan. Under such rules, any amendment that would materially increase the cost of the 1999 Plan to the Company or the benefits to eligible participants would require shareholder approval. No amendment or termination of the 1999 Plan by the Board of Directors may adversely affect any option previously granted under the 1999 Plan without the consent of the option holder.

MERGER, CONSOLIDATION AND CHANGE IN CONTROL

         The 1999 Plan provides that in the event of a Company dissolution or liquidation or a merger or consolidation in which the Company is not the surviving Corporation, the options will terminate. In the event of such a merger or consolidation, the option holder must be offered either a substitute option with terms and conditions which will substantially retain the optionee's rights or the right to fully exercise the option prior to the merger or consolidation. The 1999 Plan further provides that upon the occurrence of certain "acceleration events" the options will become fully vested. An acceleration event occurs (i) when a person, or group of persons acting together, becomes the beneficial owner of 20 percent or more of the Company's outstanding shares; (ii) when a change in a majority of the Board occurs without the approval of at least 60% of the prior Board; or (iii) upon the approval by shareholders of a sale of all or substantially all the assets or of a liquidation or dissolution of the Company.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the 1999 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

         In general, an option holder will be subject to tax at the time a Nonstatutory Option is exercised (but not at the time of grant), and he or she will include in ordinary income in the taxable year in which he or she exercises a Nonstatutory Option an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise, and the Company will generally be entitled to deduct such amount for federal income tax purposes except as such deductions may be limited by the Code, as described below. Upon disposition of shares, the appreciation (or depreciation) after the date of exercise will be treated by the optionee as either short-term or long-term capital gain or loss depending on whether the shares have been held for the then-required holding period.

         In general, an option holder will not be subject to tax at the time an Incentive Option is granted or exercised. Upon disposition of the shares acquired upon exercise of an Incentive Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the disposition price and the exercise price, provided that the optionee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise. If the optionee disposes of the shares without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the share on the date the Incentive Option was exercised or the date of sale. Any remaining gain or loss is treated as short-term or long-term capital gain or loss depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an

Incentive Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition and then only to the extent that such deduction is not limited by the Code.

         If the optionee pays the exercise price, in full or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. However, if such exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         The federal income tax deduction that the Company may take for otherwise deductible compensation payable to executive officers who, on the last day of the fiscal year, are treated as "named executive officers" in the Company's Proxy Statement for such year will be limited by the Code to $1,000,000. Under the Code, the deduction limit on compensation will apply to all compensation, except compensation deemed under the Code to be "performance-based" and certain compensation related to retirement and other employee benefit plans. The determination of whether compensation related to the 1999 Plan is performance-based for purposes of the Code will be dependent upon a number of factors, including shareholder approval of the 1999 Plan, and the exercise price at which options are granted. The Code also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based, including rules which require that in the case of compensation paid in the form of stock options, the option price be not less than the fair market value of the stock at date of grant and that the plan under which the options are granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee. Although the Company has structured the 1999 Plan to satisfy the requirements of the Code with regard to its "performance-based" criteria, there is no assurance that awards thereunder will satisfy such requirements, and accordingly, the Company may be limited in the deductions it may take with respect to awards under the 1999 Plan.

APPROVAL OF THE 1999 PLAN

         Approval of the 1999 Plan requires the favorable vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting. Unless otherwise instructed by the shareholder, the shares represented by the enclosed proxy will be voted for approval of the 1999 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 1999 STOCK OPTION PLAN.


                                   PROPOSAL 3:
                       APPOINTMENT OF INDEPENDENT AUDITORS

         Based on the recommendation of the Audit Committee, the Board of Directors has unanimously voted to retain Ernst & Young LLP to serve as independent auditors for the Company for fiscal year 1999 and is submitting its appointment of such firm to the shareholders for ratification. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception. If the appointment is not ratified, the Board of Directors will reconsider its selection. Ernst & Young LLP will have a representative at the meeting who will have an opportunity to make a statement if he or she so desires and who will be available to answer appropriate questions. The affirmative vote of a majority of the voting power of the shares of Common Stock, present or represented at the meeting and entitled to vote on Proposal 3, is required to approve Proposal 3. Unless otherwise instructed, shares represented by proxy will be voted for ratification of the appointment of Ernst & Young LLP.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.


                              SHAREHOLDER PROPOSALS

         Any proposal by a shareholder intended to be presented at the 1999 Annual Meeting of Shareholders must be received at the Company's offices no later than June 10, 1999.


                                  ANNUAL REPORT

         The Company's Annual Report to shareholders for fiscal year 1998 is being mailed with this Proxy Statement to shareholders entitled to notice of the Annual Meeting.

         The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for fiscal year 1998, as filed with the Securities and Exchange Commission, including financial statements and schedules. Requests for copies of such Annual Report on Form 10-K should be directed to Investor Relations at the address below.

         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.


                                  OTHER MATTERS

         Please vote, sign and return promptly the enclosed proxy in the envelope provided. The signing of a proxy will not prevent you from attending the meeting and voting in person.

                                  By Order of the Board of Directors


                                  Norman A. Cocke
                                  SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

Chronimed Inc.
10900 Red Circle Drive
Minnetonka, MN 55343

October 9, 1998

PROXY                            CHRONIMED INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF
                            PROPOSALS 1, 2, 3 AND 4

    The undersigned, having duly received the Notice of Annual Meeting and the Proxy Statement dated October 9, 1998, hereby appoints the Chairman and Chief Executive Officer, Maurice R. Taylor, II, and the Senior Vice President, Chief Financial Officer and Secretary, Norman A. Cocke, as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Chronimed Inc. held of record by the undersigned on October 5, 1998, at the Annual Meeting of Shareholders to be held on Wednesday, November 18, 1998, at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, at 3:30 p.m. Central Standard Time, and at any adjournment thereof.


1.  PROPOSAL TO ELECT TWO DIRECTORS FOR A TERM OF THREE YEARS.

           [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
               (EXCEPT AS MARKED TO THE                TO VOTE FOR ALL NOMINEES
               CONTRARY BELOW)                         LISTED BELOW:

                                     CLASS I
                                (THREE YEAR TERM)

                                 John H. Flittie
                                Travers H. Wills

    INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person's name on the line below.

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2.  PROPOSAL TO APPROVE THE CHRONIMED INC. 1999 STOCK OPTION PLAN.
                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.
                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


                            (CONTINUED ON OTHER SIDE)

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                           (CONTINUED FROM OTHER SIDE)

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                         [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

    This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

    Please sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                          --------------------------------------
                                                       (Signature)


                                          --------------------------------------
                                               (Signature if held jointly)


                                          Dated:                          , 1998
                                                --------------------------


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                            BUSINESS REPLY ENVELOPE.